Exhibit 10.10
                          GENTIVA HEALTH SERVICES, INC.
                    NONQUALIFIED RETIREMENT AND SAVINGS PLAN

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                                                        Effective March 15, 2000

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                          GENTIVA HEALTH SERVICES, INC.
                    NONQUALIFIED RETIREMENT AND SAVINGS PLAN

                                Table of Contents

                                                                            Page
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                                    ARTICLE I
                             Background and Purpose

1.1      Background                                                          1
1.2      Purpose.........................................................    1
1.3      Frozen Benefits.................................................    2

                                   ARTICLE II
                                   Definitions

2.1      Account(s)......................................................    2
2.2      Approved Leave of Absence.......................................    2
2.3      Base Salary.....................................................    2
2.4      Beneficiary.....................................................    2
2.5      Benefits Committee..............................................    3
2.6      Bonus/Incentive Compensation....................................    3
2.7      Break-in-Service................................................    3
2.8      Change in Control...............................................    4
2.9      Code............................................................    4
2.10     Company.........................................................    5
2.11     Company Contributions...........................................    5
2.12     Disability (or Disabled)........................................    5
2.13     Effective Date..................................................    5
2.14     Employee........................................................    5
2.15     ERISA...........................................................    5
2.16     Highly Compensated Employee.....................................    5
2.17     Hours of Service................................................    6
2.18     Participant.....................................................    7
2.19     Participating Employer..........................................    7
2.20     Plan Administrator..............................................    8
2.21     Plan Year.......................................................    8
2.22     Rabbi Trust.....................................................    8
2.23     Secular Trust...................................................    8
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                                     - ii -

2.24     Termination of Employment.......................................    8
2.25     Total Compensation..............................................    8
2.26     Trust(s)........................................................    9
2.27     Trustee(s)......................................................    9
2.28     Unforseeable Emergency..........................................   10
2.29     Valuation Date(s)...............................................   10
2.30     Year(s) of Service..............................................   10

                                   ARTICLE III
                          Eligibility and Participation

3.1      Eligibility.....................................................   10
3.2      Participation...................................................   11

                                   ARTICLE IV
                                  Contributions

4.1      Participant Contributions.......................................   12
4.2      Company or Participating Employer Contributions.................   15

                                    ARTICLE V
                      Investment and Valuation of Accounts

5.1      Investment of Accounts..........................................   16
5.2      Determining the Value of Participant Accounts...................   18

                                   ARTICLE VI
                             Vesting and Forfeitures

6.1      Participant Contributions.......................................   18
6.2      Matching and Profit-Sharing Contributions.......................   18
6.3      Forfeitures.....................................................   19
6.4      Change in Control...............................................   19

                                   ARTICLE VII
                                  Distributions

7.1      In-Service Withdrawals..........................................   20
7.2      Final Distributions.............................................   20
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                                    - iii -

                                  ARTICLE VIII
                  Leaves of Absence, Layoffs, and Reemployment

8.1      Leaves of Absence and Layoffs...................................   23
8.2      Returning to Work After Termination of Employment...............   24

                                   ARTICLE IX
                             Participating Employers

9.1      Adoption by Other Employers.....................................   25
9.2      Allocation of Plan and Trust Expenses...........................   26
9.3      Designation of Company as Agent.................................   26
9.4      Employee Transfers..............................................   26
9.5      Contributions and Forfeitures of Participating Employer.........   27
9.6      Amendments by Participating Employers...........................   27
9.7      Discontinuance of Participation.................................   27

                                    ARTICLE X
                            Amendment and Termination

10.1     Right to Terminate..............................................   27
10.2     Continuation of Trust...........................................   28
10.3     Right to Amend..................................................   28
10.4     Merger or Consolidation.........................................   29

                                   ARTICLE XI
                                 Administration

11.1     Plan Administrator..............................................   29
11.2     Binding Effect..................................................   30
11.3     Delegation of Authority.........................................   30
11.4     Plan Records and Expenses.......................................   30
11.5     Limited Liability...............................................   31
11.6     Insolvency......................................................   31
11.7     Trusts; Funding of Benefits.....................................   32
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                                     - iv -

                                   ARTICLE XII
                                Claims Procedure

12.1     Claims Submission...............................................   33
12.2     Claim Review....................................................   34
12.3     Right of Appeal.................................................   34
12.4     Review of Appeal................................................   34
12.5     Designation.....................................................   35

                                  ARTICLE XIII
                                  Miscellaneous

13.1     Headings........................................................   35
13.2     Uniformity......................................................   35
13.3     Obligations of the Company and Participating Employers..........   35
13.4     Insufficiency of Trust Fund.....................................   36
13.5     Contingent Nature of Accounts...................................   36
13.6     Governing Law...................................................   36
13.7     Gender and Number...............................................   36
13.8     Taxes...........................................................   36
13.9     Plan Benefits Nontransferable...................................   37
13.10    Incompetence....................................................   37
13.11    Identity........................................................   37
13.12    Other Benefits..................................................   38
13.13    Construction....................................................   38
13.14    No Guarantee of Employment......................................   38
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                          GENTIVA HEALTH SERVICES, INC.
                    NONQUALIFIED RETIREMENT AND SAVINGS PLAN

                                    ARTICLE I
                             Background And Purpose

1.1 Background. The Gentiva Health Services, Inc. Nonqualified Retirement and Savings Plan (the "Plan") was established effective March 15, 2000. The Plan is an amendment, restatement, merger and continuation of the Olsten Corporation Nonqualified Retirement and Savings Plan (effective January 1, 1999) and, as such, includes portions of benefits attributed to employees of Gentiva Health Services, Inc. (the "Company") and its affiliates that were earned under the Olsten Corporation Nonqualified Savings Plan for Selected Management Employees; the Olsten Corporation Nonqualified Retirement Plan for Selected Management Employees; and the Olsten Corporation Executive Voluntary Deferred Compensation Plan (together, the "Prior Plans"). Effective March 15, 2000, no further contributions shall be made to the Prior Plans. As of a date determined by the Plan Administrator, the assets and liabilities (if any) of the Prior Plans attributable to employees of the Company or its affiliates shall be transferred to this Plan.

1.2 Purpose. The Plan was established for the purpose of providing deferred compensation for a select group of management and highly compensated employees, as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended. Participants may make pre-tax and after-tax salary deferrals under the Plan. In addition, the Participating Employers may match a portion of the Participant's pre-tax and after-tax salary deferrals. Furthermore, the Participating Employers may make profit-sharing contributions to the Plan regardless of whether the Participant has made any deferrals under the Plan.
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1.3  Frozen Benefits. Notwithstanding any provision of this Plan to the contrary, in all cases, any assets or liabilities transferred to this Plan from any Prior Plan shall consist solely of frozen benefits accrued under such Prior Plan.

                                   ARTICLE II
                                   Definitions

2.1 Account(s) means the Participant's Pre-Tax Deferral Account, After-Tax Deferral Account, Matching Contribution Account, and Profit Sharing Contribution Account, as determined by the Plan Administrator.

2.2 Approved Leave of Absence means any leave approved by the Participating Employer, which may or may not include unpaid leaves of absence pursuant to the Family and Medical Leave Act of 1993.

2.3 Base Salary means the amount paid to an Employee as regular, annual remuneration for services performed for the Participating Employer, as determined by the Plan Administrator. Base Salary does not include Bonus/Incentive Compensation.

2.4 Beneficiary means such beneficiary as the Participant may designate from time to time in a manner acceptable to the Plan Administrator (which may include paper, facsimile, electronic or voice response format), to receive any benefit payable in the event of the Participant's death. Unless otherwise designated, the Beneficiary with respect to a married Participant shall be the Participant's surviving spouse. If a Participant has no surviving spouse and has not made a valid Beneficiary designation hereunder, the Participant's death benefit shall be paid to the Participant's estate. Beneficiary designations made under the Olsten Corporation Nonqualified Retirement Savings Plan shall continue in effect under this Plan until changed by the Participant.
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2.5 Benefits Committee means the committee established by the Company to manage its various employee benefit plans.

2.6 Bonus/Incentive Compensation means the amount of remuneration for services paid to an Employee by the Participating Employer as a bonus or incentive in excess of the Employee's Base Salary, as determined by the Plan Administrator.

2.7 Break-in-Service means:

     (a) A Plan Year during which a Participant is not credited with more than five hundred (500) Hours of Service.

     (b) (1) In computing Hours of Service to determine whether a Participant has a Break in Service, a person shall be credited with up to five hundred one (501) Hours of Service based on the Participant's previous customary service with the Participating Employer for any period of absence from work as a result of:

               (A) the Participant's pregnancy;

               (B) the birth of the Participant's child;

               (C) the placement of a child with the Participant in connection with the Participant's adoption of such child; or

               (D) the Participant's caring for such child for a period beginning immediately following such birth or placement.
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          (2) If the previous customary service cannot be determined, then such credit shall be at the rate of eight (8) Hours of Service per day.

               (c) The Hours of Service credited under subsection (b) shall be credited in the Plan Year in which the absence from work begins, if the Participant would be prevented from having a Break in Service in such Plan Year solely because of the Hours of Service credited under subsection (b). If the Participant would not be so prevented from having a Break in Service during the period described in the preceding sentence, then such Hours of Service shall be credited in the Plan Year immediately following those in which such absence from work begins.

               (d) No credit shall be given under subsection (b) unless the Participant furnishes the Plan Administrator with information necessary to establish that the absence is for one of the reasons enumerated in subsection (b) and the number of days of such absence.

2.8 Change in Control means the acquisition by a "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934) of more than twenty-five percent (25%) of the then outstanding voting stock of the Company, other than through a transaction arranged by, or with the consent of, the Company or the Board, or the purchase of at least ten percent (10%) of the then outstanding shares of voting stock of the Company pursuant to a tender offer or exchange offer which is opposed by a majority of the members then serving on the Board. The split off of the Company from Olsten Corporation shall not be treated as a Change in Control with respect to Participants in the Prior Plans as of the Effective Date.

2.9  Code means the Internal Revenue Code of 1986, as amended.
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                                      -5-

2.10 Company means Gentiva Health Services, Inc., a Delaware corporation, and its successors.

2.11 Company Contributions means matching contributions and profit sharing contributions.

2.12 Disability (or Disabled) means a medically determinable physical or mental impairment that renders a Participant totally disabled. If the Participant qualifies to receive benefits under the Participating Employer's long term disability program, the Participant shall be presumed Disabled for purposes of this Plan. If the Participant does not qualify to receive benefits under the Participating Employer's long term disability program, the Plan Administrator may nevertheless determine that the Participant is Disabled for purposes of this Plan.

2.13 Effective Date of the Plan means March 15, 2000.

2.14 Employee means a full-time, regular employee of a Participating Employer who is designated as such on the books and records of the Participating Employer, as determined by the Plan Administrator.

2.15 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.16 Highly Compensated Employee means any Employee who is a management or highly compensated employee (within the meaning of Title I of ERISA), and who:

     (a) is a five percent (5%) owner of the Participating Employer at any time during the Plan Year or the preceding Plan Year;
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                                      -6-

     (b) for the preceding Plan Year received Total Compensation in excess of the amount specified in Code section 414(q)(1)(B)(i); or

     (c) for the current Plan Year, the Plan Administrator determines that the Employee's Total Compensation is expected to exceed the amount specified in Code section 414(q)(1)(B)(i) and the Employee is not, for such Plan Year, participating in a plan maintained by a Participating Employer that is intended to be qualified under Code section 401(a).

2.17 Hours of Service

     (a)  Hours of Service includes each hour:

          (1) for which an individual is paid by, or entitled to pay from, a Participating Employer for the performance of duties, and

          (2) for which an individual is paid, or entitled to pay, by the Company or Participating Employer with respect to a period of time during which no duties are performed due to vacation, holiday, or illness, incapacity, disability, maternity leave, layoff, jury duty, military duty, or leave of absence (determined in accordance with 29 C.F.R. ss.2530.200b-2(b) and (c)), and

          (3) for which back pay, irrespective of mitigation of damages, is either awarded to an individual or agreed to by the Company or Participating Employer.

     (b) An Hour of Service shall not be credited under more than one paragraph above. Only five hundred and one (501) Hours of Service will be credited to an
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                                      -7-

     individual for any single continuous period of time during which the individual was paid but rendered no services, even where such period spans more than one computation period.

     (c) An Employee will be credited with forty-five (45) Hours of Service for each week for which he or she would be credited with one Hour of Service under the Department of Labor regulations.

     (d) Hours of Service shall include employment with the Participating Employer and with affiliates of the Participating Employer within the meaning of Code section 1563(a).

2.18 Participant means a Highly Compensated Employee who participates in the Plan as provided in ARTICLE III.

2.19 Participating Employer

     (a) Participating Employer means any entity in the following group that includes the Company: (i) a controlled group of corporations, within the meaning of Code section 414(b); (ii) a group of trades or businesses under common control, within the meaning of Code section 414(c); (iii) an affiliated service group, within the meaning of Code section 414(m); or
     (iv) a trade or business required to be aggregated pursuant to Code section 414(o), provided such entity has adopted this Plan with the permission of the Plan Administrator.

     (b) Entities within the Olsten Corporation's controlled group or affiliated group through the Effective Date of this Plan shall be treated as Participating Employers hereunder, such that employment with such entities shall be counted towards crediting Hours of Service or Years of Service for purposes of eligibility
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                                      -8-

     for participation, allocation of contributions, vesting and all other purposes and compensation from such entities shall be treated as part of Total Compensation.

2.20 Plan Administrator means the Benefits Committee.

2.21 Plan Year means the period beginning January 1 and ending on the following December 31 of each year. However, the initial Plan Year shall be the period from the Effective Date through December 31, 2000.

2.22 Rabbi Trust means the grantor trust instrument established under Code section 671 and intended to satisfy the requirements of Revenue Procedure 92-64, which is designated to hold plan assets associated with Participants' Pre-tax Salary Deferral Account, Matching Contribution Account and Profit Sharing Contribution Account, and the earnings thereon.

2.23 Secular Trust means the grantor trust instrument established under Code section 671, which is designated to hold plan assets associated with Participants' After-Tax Salary Deferral Account and the earnings thereon.

2.24 Termination of Employment means the later of (i) termination of service with the Participating Employer or (ii) termination of service with InteliStaf Holdings, Inc.; provided however, that that the Administrator may deem a Participant to have a Termination of Employment at any time following the Participant's termination of service with Gentiva. The split off of the Company from Olsten Corporation shall not be treated as a Termination of Employment for any Participant hereunder.
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                                      -9-

2.25 Total Compensation means:

     (a) As determined by the Plan Administrator, all remuneration for services paid to an Employee by a Participating Employer, as defined in Code section 3401(a) (for purposes of income tax withholding at the source), but determined without regard to any rules that limit remuneration included in wages based on the nature and location of employment or the services performed.

     (b) Total Compensation as defined in subsection (a) shall exclude the following items (even if includable in gross income), as determined by the Plan Administrator:

          (1) reimbursement or other expense allowances;

          (2) fringe benefits (cash and noncash);

          (3) moving expenses and gross up for taxes;

          (4) welfare benefits (including disability income from insurance policies);

          (5) payments on account of severance of the Participant from employment with a Participating Employer;

          (6) payments on account of early retirement of the Participant;

          (7) income arising from the grant or exercise of stock options;
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                                      -10-

          (8) restricted stock awards; and

          (9) distributions under this Plan.

2.26 Trust(s) means the assets of the Plan held in trust pursuant to the Rabbi Trust and/or the Secular Trust.

2.27 Trustee(s) means the Trustee of the Rabbi Trust and/or the Trustee of the Secular Trust as the context may require, and any successor Trustees.

2.28 Unforeseeable Emergency means a sudden, unexpected event beyond the control of the Participant that would result in severe financial hardship to the Participant if early withdrawal were not permitted. The amount of the withdrawal is limited to the amount necessary to meet the emergency. Examples of Unforeseeable Emergencies include the Participant's sudden and unexpected illness or accident (or that of the Participant's dependent), or an extraordinary and unforeseeable loss of the Participant's property due to casualty as a result of events beyond the Participant's control. Sending a child to college or purchasing a new home is not an Unforeseeable Emergency. The Plan Administrator shall determine whether a particular situation qualifies as an Unforeseeable Emergency, based on the facts and circumstances of each case.

2.29 Valuation Date(s) means each day the recordkeeper values the balances of the Participants' Accounts.

2.30 Year(s) of Service means the Plan Year during which an Employee has completed at least 1,000 Hours of Service. All Years of Service shall be considered except Years of Service prior to the Plan Year in which the Participant attained age eighteen (18).
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                                      -11-

                                   ARTICLE III
                          Eligibility And Participation

3.1  Eligibility.

     (a) All participants in the Prior Plans who become employed by any entity within the Company's controlled or affiliated group as of the Effective Date shall become Participants hereunder as of the Effective Date.

     (b) Highly Compensated Employees (i) who are age twenty-one (21) or older;
     (ii) who have completed six (6) months of service with a Participating Employer; (iii) who are employed by a Participating Employer on or after the Effective Date; (iv) who did not participate in the Prior Plans; and
     (v) who are designated by the Plan Administrator as eligible to participate in the Plan, shall become Participants as of the first day of the first payroll period of the calendar month occurring on or after the date the Employee satisfies such eligibility requirements.

     (c) The Plan Administrator shall have sole discretion to determine when a Highly Compensated Employee becomes eligible to participate in the Plan and the Plan Administrator may take into consideration whether the Highly Compensated Employee has received sufficient notice of his or her eligibility to participate in the Plan (such that the Employee may make a timely election to defer salary within thirty (30) days of first becoming eligible to participate in the Plan). The Plan Administrator shall also have sole discretion to determine if an Employee is expected to be a Highly Compensated Employee in the current Plan Year based on such Employee's expected Total Compensation for the current Plan Year.
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                                      -12-

3.2 Participation. To participate in the Plan, an eligible Highly Compensated Employee must enroll in the Plan, regardless of whether the Employee elects to make salary deferral contributions to the Plan. If an Employee fails to enroll in the Plan, the Plan Administrator shall nevertheless enroll the Employee in the Plan. Enrollment in the Plan is required in order for the Employee to be eligible to receive profit sharing contributions hereunder (which are available to Participants even if the Participant does not make any salary deferral contributions under the Plan). Participants may enroll in the Plan in any format acceptable to the Plan Administrator, including, but not limited to, paper, facsimile, electronic record or voice response record. Participants who enrolled in the Prior Plans shall be deemed to be enrolled hereunder.

                                   ARTICLE IV
                                  Contributions

4.1  Participant Contributions

     (a) Amount. A Participant may defer receipt of the following amounts, in increments of one percent (1%), under procedures established by the Plan Administrator; provided, however, that if the Participant's deferrals would result in insufficient funds being available from which applicable payroll taxes or other required deductions may be withheld, the Plan Administrator may require the Participant to reduce his or her deferral amount in order to facilitate such required withholding:

          (1) up to thirty percent (30%) of the Participant's Base Salary on a pre-tax and/or after-tax basis; and/or

          (2) up to seventy-five percent (75%) of the Participant's Bonus/Incentive Compensation on a pre-tax and/or after-tax basis.
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                                      -13-

     (b)  Deferral Elections.

          (1) Elections. In order to elect pre-tax or after-tax salary deferrals, each eligible Employee shall deliver a salary deferral election to the Plan Administrator in such form as the Plan Administrator may accept (including, but not limited to, paper, facsimile, electronic record or voice response record). Salary deferral elections shall designate the amount of pre-tax and/or after-tax Base Salary and Bonus/Incentive Compensation to be deferred, the Participant's Beneficiary and such other items as the Plan Administrator may prescribe, such as the date the deferred amount is to be paid to the Participant. A Participant's deferral election shall remain in effect until terminated or amended, as provided below. Pre-tax and after-tax deferral elections in effect for Participants under the Prior Plans on the Effective Date shall be deemed to continue hereunder, until changed by the Participant.

          (2)  Pre-Tax Deferrals.

               (A) Except as provided herein, pre-tax salary deferral elections shall be void unless submitted before the first day of the calendar year during which the amount to be deferred will be earned. However, in the Plan Year in which the Employee is first eligible to participate, such salary deferral election shall be filed within thirty (30) days of the date on which the Employee is first eligible to participate in the Plan and such election shall be with respect to Total Compensation earned from the Participating Employer during the remainder of such Plan Year.
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                                      -14-

               (B) A Participant may not terminate or amend his or her pre-tax salary deferral election for a Plan Year during that Plan Year. Any termination or amendment of a pre-tax salary deferral election must be made during an annual open enrollment period and shall be effective as of the first payroll period of the next Plan Year following the date the Plan Administrator receives the Participant's revised salary deferral election.

               (C) The Plan Administrator shall credit as a bookkeeping entry to the Participant's Pre-Tax Salary Deferral Account the amount designated by the Participant on his or her pre-tax salary deferral election and any subsequent deemed earnings or losses thereon; provided however, that all such amounts shall be subject to the rights of the general unsecured creditors of the Participating Employer. The Participating Employer shall reduce the Participant's Total Compensation in accordance with the provisions of the applicable salary deferral election.

          (3)  After-Tax Deferrals.

               (A) An after-tax salary deferral election may be submitted at any time; provided, however, that the after-tax deferral election shall become effective as of the first day of the first payroll period of the calendar month following the date the Plan Administrator receives the Participant's salary deferral election.

               (B) A Participant may terminate or amend his or her after-tax salary deferral election during a Plan Year; provided, however, that

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                                      -15-

               such termination or amendment shall become effective as of the first day of the first payroll period of the calendar month following the date the Plan Administrator receives the Participant's revised salary deferral election.

               (C) The Plan Administrator shall credit to the Participant's After-Tax Salary Deferral Account the after-tax deferral amount designated by the Participant on his or her salary deferral election and any subsequent earnings or losses thereon.

     (c) Corrective Contributions. In the sole discretion of the Plan Administrator, a Participant may make a special election to defer additional pre-tax and/or after-tax amounts under the Plan to accommodate late enrollment in the Plan for a particular Plan Year or other non-recurring situations (such as transitions between participation in the Participating Employer's qualified retirement plans and this Plan or in order to correct errors in the operation of the Plan with respect to individual circumstances). Such amounts will be deducted from the Participant's future Total Compensation.

4.2  Company or Participating Employer Contributions.

     (a)  Matching Contributions.

          (1) The Participating Employer may match a Participant's pre-tax and/or after-tax salary deferrals up to six percent (6%) of the Participant's Total Compensation. The amount of the match, if any, will be announced each year and allocated to the Participant's Matching Contribution Account.

          (2) Matching contributions will vest based on the vesting schedule set

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                                      -16-

          forth in ARTICLE VI.

          (3) The Participating Employer shall not contribute any matching contributions to the Plan on behalf of the Participant during any period in which the Participant's contributions to the Plan have been suspended.

     (b)  Profit-Sharing Contributions.

          (1) The Participating Employer may also choose to make a profit sharing contribution, in addition to, or in lieu of a matching contribution. If the Participating Employer makes a profit sharing contribution, only Participants employed by the Participating Employer on the last day of the Plan Year who have completed one thousand (1,000) Hours of Service during the Plan Year shall be eligible to receive an allocation from such profit sharing contribution.

          (2) The amount of any profit sharing contribution shall be determined in the sole discretion of the Participating Employer. The Participating Employer may vary the amount it contributes to each Participant's Profit Sharing Contribution Account. For example, the Participating Employer may contribute a fixed percentage of pay for earnings up to a certain level and a variable percentage of pay for earnings above a specified level. The Participating Employer may also choose other methods to determine the amount of the profit sharing contribution.

          (3) The amount of any profit sharing contribution, if any, will be announced each Plan Year. Profit sharing contributions will vest based on the vesting schedule set forth in ARTICLE VI.
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                                      -17-

                                    ARTICLE V
                    Investment And Valuation Of Plan Accounts

5.1  Investment of Accounts

     (a) Actual and Deemed Investments. The assets contributed to the Rabbi Trust shall remain the property of the Participating Employer until distributions are made to Participants employed by such Participating Employer. Accordingly, all investments under the Rabbi Trust shall be deemed investments selected by Participants, rather than actual investments. The assets contributed to the Secular Trust are treated as the property of Participants and therefore, investments under the Secular Trust shall be actual (not deemed) investments. Participants' actual or deemed investments shall continue in force for subsequent Plan Years until revoked or changed by the Participant. Investment directions made by Participants in the Prior Plans as of the Effective Date shall be deemed to continue hereunder until changed by the Participant.

     (b)  Investment Direction.

          (1) Pre-tax salary deferrals, profit sharing contributions and matching contributions are invested in accordance with each Participant's deemed investment directions and after-tax contributions are invested in accordance with each Participant's actual investment directions. Participant's Accounts may be invested in any combination of investment options, in accordance with rules established by the Plan Administrator.

          (2) A Participant may change investment or deemed investment directions at any time by following the procedures announced from time to time by the Plan Administrator. Changes in investment direction or transfer of account balances, in whole or in part, may be accomplished in any format acceptable to the Plan Administrator, including, but not limited to, paper, facsimile, electronic record or voice response record. The change in investment direction shall be effective only with respect to subsequent contributions.

     (c)  Responsibility for Investments

          (1) Each Participant is solely responsible for the selection of investment funds or deemed investment funds for the Participant's Accounts, subject to such rules as the Plan Administrator may determine. The Trustees, the Plan Administrator, and the officers, supervisors and other employees of the Participating Employers are not empowered to advise Participants as to the manner in which Accounts should be invested. The fact that an investment fund is available under the Plan shall not be construed as a recommendation for investment in that fund.

          (2) If a Participant does not direct the investment or deemed investment of any of his or her Accounts, the Accounts will be treated as being invested in a money market account selected by the Plan Administrator until the Participant directs otherwise. Notwithstanding the preceding sentence, effective January 1, 2000, the default investment shall be a guaranteed interest account.

5.2 Determining the Value of Participant Accounts. The net value of the Accounts in the Trusts is determined on each Valuation Date. Any net earnings, losses and expenses associated with the Participant's Accounts since the preceding Valuation Date shall be allocated to each Participant's Account.

                                   ARTICLE VI
                             Vesting And Forfeitures

6.1 Participant Contributions. Vesting means a nonforfeitable right to receive the value of the Account. Pre-tax and after-tax salary deferrals and the earnings thereon are always one hundred percent (100%) vested. Pre-tax salary deferrals and earnings thereon are subject to the claims of the Company's or Participating Employer's creditors, as described in Section 11.6.

6.2  Matching and Profit-Sharing Contributions.

     (a) Matching and profit sharing contributions begin to vest after completion of three (3) Years of Service. A Participant's vested percentage is determined on the basis of Years of Service, as follows:

             Years of Service                        Percentage Vested
             ----------------                        -----------------

             Fewer than 3 Years                                0%
             3 Years but Fewer than 4 Years                 33-1/3%
             4 Years but Fewer than 5 Years                 66-2/3%
             5 Years or More                                  100%

     Matching and profit sharing contributions and earnings thereon are subject to the claims of the Company's or Participating Employer's creditors, as described in Section 11.6.

     (b) Notwithstanding section 6.2(a), Participants become fully vested in the value of matching and profit sharing contributions upon Disability or death while employed by a Participating Employer.

6.3 Forfeitures. If a Participant has a Termination of Employment for any reason other than death or Disability, he or she will receive the value of his or her vested Matching Contribution Account and Profit Sharing Contribution Account and shall forfeit the value of any non-vested Matching and Profit-Sharing Contributions. The forfeited amount shall be used to reduce future contributions otherwise required from the Participating Employer.

6.4 Change in Control. Notwithstanding anything to the contrary contained in the Plan, in the event of a Change in Control, Participants will become fully vested in the value of matching and profit sharing contributions. Unless the Plan Administrator provides otherwise, distributions of Participant Accounts shall be made as soon as practicable following the Change in Control.

                                   ARTICLE VII
                                  Distributions

7.1  In-Service Withdrawals

     (a) Unforeseeable Emergency. Subject to section 7.1(c), Participants may receive an in-service withdrawal of pre-tax salary deferrals and vested profit sharing and matching contributions (and the earnings thereon) only in the event of an Unforeseeable Emergency. The amount of any withdrawal due to an Unforeseeable Emergency is limited to the amount necessary to ameliorate the emergency, as determined by the Plan Administrator.

     (b) After-Tax Salary Deferrals. Subject to section 7.1(c), a Participant may withdraw any after-tax salary deferrals and the earnings thereon at any time.

     (c) Number of Withdrawals. The Plan Administrator may restrict the number of withdrawals permitted in a Plan Year. If such restrictions are imposed, the Plan Administrator shall notify Participants accordingly.

7.2  Final Distributions.

     (a)  Distributions During Participant's Lifetime.

          (1) Distributions Upon Termination of Employment. Upon Termination of Employment with the Participating Employer, a Participant will be entitled to receive the full value of his or her vested Accounts in accordance with the Participant's election pursuant to Section 7.2(a)(2) below. Subject to Section 7.2(a)(3) below, the time and form of payment from a Participant's Accounts shall be determined in accordance with the last valid designation filed by the Participant with the Plan Administrator. Designations of the time and form of payment filed by Participants in the Prior Plans as of the Effective Date shall continue in force hereunder until changed by the Participant.

          (2) Elective Distribution Date and Form of Payment. Participants who have not experienced a Termination of Employment may designate a specific date on which to receive (or begin receiving) distributions from their Plan Accounts. Such payment shall be made (or begin) either
          (i) as soon as practicable following the Participant's Termination of Employment or (ii) on the later of (a) the date the Participant attains age sixty-five (65) or (b) the date the Participant has a Termination of Employment. The Participant may also designate whether the payment shall be in the form of a single, lump sum payment or approximately equal annual installments, for a period up to ten (10) years. Subject to Section

7.2(a)(3) below, designations of elective distribution dates and methods of distribution may be changed so long as the Participant is employed by a Participating Employer. Furthermore, the designation of a distribution date and method of distribution made by Participants in the Prior Plan as of the Effective Date shall continue in force hereunder until changed by the Participant.

          (3)  One Year Designation Period.

               (A) For Distributions Made Before January 1, 2000. Except as provided herein, the designation under Section 7.2(a)(2) above are only valid if the designation is filed with the Plan Administrator at least one year before the distributions begin. Notwithstanding the preceding sentence, the designation under Section paragraph (2) above shall be valid if the designation is filed with the Plan Administrator within thirty (30) days after the date that the Participant is first eligible to participate in the Plan. If the designation is filed with the Plan Administrator less than one year before the date the distributions are to begin and the special rule for the Participant's initial eligibility to participate in the Plan does not apply, the Participant's previous designation shall be re-instated. In the event the Participant does not have any previous designation or if the Participant does not elect a distribution date and method under this section 7.2(a), then the Participant shall be deemed to have elected to receive a single lump sum payment upon Termination of Employment with the Participating Employer.

               (B) For Distributions Made On or After January 1, 2000. The designation of the time and form of payment shall only be valid if (i) the designation is filed with the Plan Administrator at least six (6) months before the distributions begin and no later than the last day of the Plan Year before the first Plan Year for which such designation is to apply; (ii) the designation is filed with the Plan Administrator during the first thirty (30) days that the Participant is eligible to participate in the Plan and the distribution commencement date begins not earlier than the first day of the calendar year following the date the designation is filed with the Plan Administrator; or (iii) thirty (30) days from the date this Plan is effective for eligible employees. If the Participant's designation does not satisfy the criteria described in this paragraph, then the Participant's previous designation shall be re-instated. In the event the Participant does not have any previous designation or if the Participant does not elect a distribution date and method under this section 7.2(a), then the Participant shall be deemed to have elected to receive a single lump sum payment upon Termination of Employment with the Participating Employer.

     (b) Distributions After Participant's Death. Upon a Participant's death, the balance in full of the Participant's Account shall be payable to the Participant's Beneficiary in a lump sum as soon as administratively practicable (generally within sixty (60) days after the Valuation Date following the Participant's date of death), regardless of whether the Participant had elected to receive installment payments.

                                  ARTICLE VIII
                  Leaves Of Absence, Layoffs, And Reemployment

8.1 Leaves of Absence and Layoffs. A Participant who is laid off or on an Approved Leave of Absence will still be considered a Participant until he or she incurs a Break-in-Service.

     (a) During periods of layoff, the Participating Employer will not make any contributions on the Participant's behalf.

     (b) During Approved Leaves of Absence, the Participant may receive an allocation of any profit sharing contribution made by the Participating Employer for such period.

     (c) During periods of layoff or Approved Leaves of Absence, previous matching and profit sharing contributions made on the Participant's behalf will continue to vest unless the Participant incurs a Break-in-Service and all contributions in the Participant's Accounts will continue to reflect the performance of the investment fund(s) selected by the Participant.

     (d) A Participant who receives severance payments from the Participating Employer shall not be entitled to participate in the Plan during the period in which such severance benefits are being paid. Accordingly, Participants shall not be permitted to make any deferral contributions or to receive any matching or profit sharing contributions with respect to such severance period.

8.2 Returning to Work After Termination of Employment. If a Participant has a Termination of Employment and is later rehired, the following provisions shall apply.

     (a)  Participation Upon Re-Employment.

          (1) Vested Participants. If the Participant had a vested interest in any matching and/or profit sharing contributions at the time the Participant had a Termination of Employment, the Participant will re-enter the Plan on the first day of the first pay period of the month following the date the Participant is credited with an Hour of Service after re-employment with the Participating Employer.

          (2) Non-Vested Participants. If the Participant did not have a vested interest in any matching or profit-sharing contributions at the time the Participant had a Termination of Employment with the Participating Employer, then the Participant will re-enter the Plan on the first day of the first payroll period of the month following the date the Participant completes six (6) months of service with the Participating Employer.

     (b)  Vesting Upon Re-employment. Upon re-employment after a
     Break-in-Service, a Participant's previous Years of Service shall be restored if:

          (1) the Participant was vested in any matching or profit sharing contributions or

          (2) the Participant was not vested in any matching or profit sharing contributions and the number of years of the Participant's Break-In-Service was less than the greater of five (5) or the number of Years of Service the Participant had completed before the Break-in-Service.

                                   ARTICLE IX
                             Participating Employers

9.1  Adoption by Other Employers.

     (a) Notwithstanding anything herein to the contrary, a Participating Employer (other than the Company) may, with the consent of the Plan Administrator and the Trustees, adopt the Plan and all of the provisions hereof by the execution of a document evidencing such intent and setting forth the effective date of the Plan with respect to such Participating Employer.

     (b) The Plan Administrator shall have the authority to make any and all necessary rules or regulations to effectuate the purposes of this section.

     (c) The Plan is not intended to be a joint venture between the Company and any Participating Employer or between any Participating Employers.

     (d) Each Participating Employer shall be solely responsible for providing benefits under the Plan for its own Employees. To the extent amounts are set aside by the Participating Employer under the Rabbi Trust, such amounts shall be subject to the claims of creditors of the particular Participating Employer only, and shall not be subject to the claims of creditors of other entities participating in the Plan.

9.2 Allocation of Plan and Trust Expenses. Any expenses of the Plan and Trusts which are to be paid by the Company shall be allocated to the Participating Employers in the proportion that the total amount in the Trusts attributable to the Participating Employer's Participants bears to the total assets of the Trusts.

9.3 Designation of Company as Agent. Each Participating Employer shall be deemed irrevocably to have designated the Company as its agent with respect to all matters affecting the Trustees and the Plan.

9.4 Employee Transfers. The transfer of employment of a Participant from one Participating Employer to another Participating Employer shall not affect the Participant's rights under the Plan and the number of the Participant's Years of Service shall not be deemed to be interrupted. Transfer of employment between such entities shall not be treated as a Termination of Employment and distributions shall not be made from the Plan based on such transfer of employment. The entity to which the Participant is transferred shall thereupon become obligated hereunder with respect to such Participant in the same manner as was the entity from which the Participant was transferred.

9.5 Contributions and Forfeitures of Participating Employer. All contributions made by a Participating Employer shall be determined separately and shall be paid to the Accounts of the Employees of such Participating Employer, subject to all of the terms and conditions of the Plan.

9.6 Amendments by Participating Employers. Participating Employers (other than the Company) do not have the right to amend the Plan in any regard.

9.7 Discontinuance of Participation. A Participating Employer (other than the Company) shall be permitted to discontinue or terminate its participation in the Plan at any time, upon giving reasonable advance notice to the Plan Administrator. At the time of any such discontinuance or termination, satisfactory evidence thereof shall be delivered to the Trustees and the Accounts held in the Trusts for the benefit of Employees of the withdrawing Participating Employer shall be distributed as soon as administratively feasible, unless the Plan Administrator provides otherwise.

                                    ARTICLE X
                            Amendment And Termination

10.1 Right to Terminate. The Company expressly reserves the right to terminate the Plan in whole or in part without the consent of Participants or Beneficiaries. Notice of such termination shall be given to each Participant or Beneficiary.

10.2 Continuation of Trust.

     (a) Unless the Plan Administrator directs otherwise, upon the termination of the Plan in whole or in part with respect to a Participating Employer or upon the bankruptcy of the Participating Employer, all unvested Participants shall become one hundred percent (100%) vested in their benefits under the Plan and distributions shall be made from the Plan as soon as practicable.

     (b) Notwithstanding (a) above, if the Plan Administrator so elects, the Trusts shall continue if permitted by law. In such event, the Trustees shall continue to hold and administer the Trusts for the benefit of the Participants in the same manner and with the same powers, rights, and privileges as set forth herein; and the Trustees may, in their sole and absolute discretion, pay to the Participants their respective amounts either immediately or at a future date in accordance with the provisions in
     ARTICLE VII.

10.3 Right to Amend. Except as hereinafter provided, the Benefits Committee shall have the right to amend the Plan and Trusts at any time and from time to time but only to the extent that such amendments are required to comply with changes in the law or such amendments do not increase the costs to the Participating Employers hereunder. Notwithstanding the preceding sentence, the Board may amend the Plan and Trusts at any time and from time to time. Amendments adopted by the Benefits Committee or Board shall not (i) increase the responsibilities of the Plan Administrator or the Trustees without their written consent; or (ii) directly or indirectly reduce the Participant's vested Accounts. Notwithstanding anything herein to the contrary, this Plan may be amended at any time if necessary or desirable to conform the Plan to the Code or any federal statute with respect to employees' trusts or any regulations or rulings issued pursuant thereto and no such amendment shall be considered prejudicial to the rights of any Participant or Beneficiary. Notice of all material amendments shall be given to each Participant and Beneficiary entitled to receive distributions under the Plan.

10.4 Merger or Consolidation. The Plan may not be merged or consolidated with any other plan and its assets or liabilities may not be transferred to any other plan, unless each person entitled to benefits under the Plan would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer.

                                   ARTICLE XI
                                 Administration

11.1 Plan Administrator. The Plan Administrator shall have the sole authority, in its absolute discretion:

     (a) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan;

     (b) to prescribe the form or forms used in connection with the Plan, including salary deferral election forms and beneficiary designation forms (which forms shall be consistent with the terms of the Plan but need not be identical and which may be in any format acceptable to the Plan Administrator, including, but not limited to, paper, facsimile, electronic record or voice response record); and

     (c) to construe and interpret the Plan and any forms used in the operation of the Plan and the rules of the Plan;

     (d) to employ actuaries, accountants, counsel and other persons the Plan Administrator deems necessary in connection with the administration of the Plan; and

     (e) to take all other necessary and proper actions to fulfill its duties under the Plan.

11.2 Binding Effect. All decisions, determinations and interpretations of the Plan Administrator shall be final and binding on all Participants and Beneficiaries receiving benefits under the Plan.

11.3 Delegation of Authority. The Plan Administrator may delegate its authority to administer the Plan to any individual(s) as the Plan Administrator may determine and such individual(s) shall serve solely at the pleasure of the Plan Administrator. Any individual(s) who are authorized by the Plan Administrator to administer the Plan shall have the full power to act on behalf of the Plan Administrator, but shall at all times be subordinate to the Plan Administrator and the Plan Administrator shall retain ultimate authority for the administration of the Plan.

11.4 Plan Records and Expenses. The books and records to be maintained for the purposes of the Plan shall be maintained by the Company's employees subject to the supervision of the Plan Administrator. All expenses incurred in connection with the performance of any settlor functions with respect to the Plan and Trusts, including, but not limited to, the cost of initially establishing the various Participant Accounts, shall be paid by the Company, and may be allocated among other Participating Employers, as provided in section 9.2. Unless the Company determines otherwise, each Participant's Accounts shall be charged with a pro-rata share of the administrative expenses and investment fees incurred by the Plan and Trusts, including, but not limited to, any annual fees imposed by financial institutions, brokerage firms or otherwise to maintain such Accounts, provided, however, that all expenses related to any Participant-directed investment (such as brokerage fees, commissions or other transaction-specific costs) shall be deducted from such Participant's Accounts.

11.5 Limited Liability. No member of the Company's Board of Directors or the Benefits Committee and no employee of any Participating Employer shall be liable to any person for any action taken or omitted in connection with the establishment or administration of this Plan, including the receipt of benefits thereunder, unless attributable to his or her own fraud or willful misconduct, nor shall any Participating Employer be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Participating Employer.

11.6 Insolvency.

     (a) Should the Participating Employer be considered insolvent (such that the Participating Employer is unable to pay its debts as they come due) or subject to a proceeding as a debtor under the United States Bankruptcy Code, or should the Participating Employer become aware of its pending insolvency or bankruptcy, the affected entity, acting through its board of directors or chief executive officer shall give immediate written notice of such to the Plan Administrator and the Trustees, if any.

     (b) Upon receipt of such notice, the Plan Administrator and the Trustees shall cease to make any payments of matching contributions, profit sharing contributions, pre-tax contributions and all earnings thereon to Participants or Beneficiaries of the affected entity and shall hold any and all assets with respect to those Participants and Beneficiaries for the benefit of the general unsecured creditors of the affected entity. For this purpose, it is expressly provided that such assets of each Participating Employer which are intended for use in this Plan shall at all times be available to creditors of such Participating Employer. Accordingly, the Plan shall be administered on an employer-by-employer basis, such that accrued liabilities under the Plan on behalf of a particular Participating Employer's Employees shall always be available to creditors of such Participating Employer.

11.7 Trusts; Funding of Benefits.

     (a) Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Funds deposited into the Rabbi Trust shall continue for all purposes to be a part of the general funds of the Participating Employer and no person other than the Participating Employer shall, by virtue of the Plan, have any interest in such funds. Except for amounts held in the Secular Trust, to the extent that any person acquires a right to receive payments from the Participating Employer under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Participating Employer.

     (b) Should any insurance contract or other investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and Beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Company, Participating Employers and the Participants, Beneficiaries or any other person. The Participating Employer or the Trust(s) shall be the designated owner and beneficiary of any insurance contract acquired in connection with its obligation under this Plan.

     (c) Each Participant and Beneficiary shall be required to look to the provisions of this Plan and to the Participating Employer for enforcement of any and all benefits under this Plan. Except for amounts held in the Secular Trust, to the extent any Participant or Beneficiary acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Participating Employer.

                                   ARTICLE XII
                                Claims Procedure

12.1 Claims Submission.

     (a) All claims for benefits under the Plan by a Participant or Beneficiary, regardless of the nature of the claim, shall be initially submitted in writing to the Plan Administrator. Such claims shall be submitted within a reasonable period of time after the date such benefit was, or was purported to be, available to the Participant or Beneficiary, with such determination of reasonableness to be made by the Plan Administrator in its sole discretion. All claims must adequately state the basis for the claim including a statement of all pertinent facts and applicable law, except to the extent expressly waived by the Plan Administrator. The Plan Administrator may prescribe additional procedural requirements for claims, not inconsistent herewith.

     (b) In the event that a Participant or Beneficiary does not receive any Plan benefit that is claimed, such Participant or Beneficiary shall be entitled to consideration and review as provided in this ARTICLE. Such consideration and review shall be conducted in a manner designed to comply with ERISA section 503.

     (c) Failure to follow the requirements of this ARTICLE shall result in the denial of the claim submitted. The Participant or Beneficiary submitting such deficient claim shall be deemed to have not exhausted his or her administrative remedies under the Plan.

12.2 Claim Review. Upon receipt of any written claim for benefits, the Plan Administrator shall be notified and shall give due consideration to the claim presented. If the claim is denied to any extent by the Plan Administrator, the Plan Administrator shall furnish the claimant with a written notice setting forth (in a manner calculated to be understood by the claimant):

     (a) the specific reason or reasons for denial of the claim;

     (b) a specific reference to the Plan provisions on which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (d) an explanation of the provisions of this ARTICLE.

12.3 Right of Appeal. A claimant who has a claim denied under section 12.2 may appeal for reconsideration of that claim. A request for reconsideration under this section must be filed by written notice with the Plan Administrator within sixty (60) days after receipt by the claimant of the notice of denial under section 12.2.

12.4 Review of Appeal. Upon receipt of an appeal, the Company shall promptly assign a committee or appropriate officer independent of the Plan Administrator to review the Plan Administrator's denial of the claim. Such independent committee or officer shall take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the committee or officer feels such a hearing is necessary. In preparing for this appeal, the claimant shall be given the right to review pertinent documents and the right to submit in writing a statement of issues and comments. After consideration of the merits of the appeal, the committee or officer shall issue a written decision which shall be binding on all parties. The decision shall be written in a manner calculated to be understood by the claimant and shall specifically state its reasons and pertinent Plan provisions on which it relies. The decision on the appeal shall be issued within sixty (60) days after the appeal is filed, except that if a hearing is held, the decision may be issued within one hundred twenty (120) days after the appeal is filed.

12.5 Designation. The Plan Administrator may designate one or more of its members or any other person of its choosing to make any determination otherwise required to be made by the Plan Administrator under this ARTICLE.

                                  ARTICLE XIII
                                  Miscellaneous

13.1 Headings. The headings in this Plan are for convenience of reference only and are not to be considered as constructions of the provisions.

13.2 Uniformity. In the exercise of any discretionary power of authority hereunder, all Participants under similar circumstances shall be treated in a uniform and non-discriminatory manner.

13.3 Obligations of the Company and Participating Employers. The Participating Employers expect to continue the Plan in force indefinitely, but continuance of the Plan is completely voluntary and is not assumed as a contractual obligation of the Participating Employers. The obligations of the Participating Employers, which are expressly stated to be noncontractual, are limited solely to the making of contributions to the Trusts provided for herein. The Participating Employers shall only be responsible for making contributions to the Trusts that correspond to the deferral elections made by the Participating Employer's Employee's, as well as any profit-sharing contributions that the Participating Employer may make.

13.4 Insufficiency of Trust Fund. The Participating Employer shall not be liable in any manner to Participants employed by such Participating Employer and the Participants' Beneficiaries if the Trusts are insufficient to provide for the payment of all benefits due to such Participants and Beneficiaries. Such benefits are to be payable only from the Trusts and only to the extent of the assets of such Trusts. Any person having any claim under the Plan shall look solely to the Trusts for payment or satisfaction thereof.

13.5 Contingent Nature of Accounts. Except for amounts held in the Secular Trust, until the deferred benefits are distributed under the Plan to the Participants or Beneficiaries, the interest of each Participant in this Plan is contingent only and is subject to forfeiture as provided hereunder. Title to and beneficial ownership of any assets, whether cash or investments, which the Participating Employer may set aside to meet its contingent deferred obligation hereunder shall at all times remain the property of the Participating Employer and no Participant or Beneficiary shall under any circumstances acquire any property interest in any specific assets of the Participating Employer.

13.6 Governing Law. This Plan is made under, and shall be subject to and governed by, the laws of the State of New York.

13.7 Gender and Number. Words used in the masculine shall be read and construed in the feminine where applicable. Wherever required, the singular of the word used in this Plan shall include the plural and the plural may be read in the singular.

13.8 Taxes. The Participating Employers have the right to deduct from all benefits paid under the Plan any taxes required by law to be withheld with respect to such benefits. The Participating Employers do not represent or guarantee that any particular federal or state income, payroll, personal property or other tax consequence will result from participation in this Plan. Participants should consult their personal tax advisors to determine the tax consequences of his or her participation in the Plan.

13.9 Plan Benefits Nontransferable. Except for amounts held in the Secular Trust, the right of any Participant or Beneficiary to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or Beneficiary and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance. Any attempt to subject any benefit or payment in whole or in part to the debts, contracts, liabilities engagements or torts of the Participant or Beneficiary or any other person, entitled to any such benefit or payment pursuant to the terms of the Plan shall result, in the discretion of the Plan Administrator, in the termination of such payment.

13.10 Incompetence. If the Plan Administrator determines that any person to whom a benefit is payable under the Plan is incompetent by reason of a physical or mental Disability, the Plan Administrator shall have the power to cause the payments becoming due to such person to be made to another person for his or her benefit without the responsibility of the Plan Administrator, the Participating Employer or Trustees to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Plan Administrator, the Participating Employer and any Trustee.

13.11 Identity. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount of time of such payment, the Plan Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Plan Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Participating Employer, the Plan Administrator and any Trustee incident to such proceeding or litigation shall be charged against the account of the affected Participant.

13.12 Other Benefits. The benefits of each Participant or Beneficiary hereunder shall be in addition to any benefits paid or payable to the Participant or Beneficiary under any other pension, disability, annuity or retirement plan.

13.13 Construction. All questions of interpretation, construction or application arising under this Plan shall be decided by the Plan Administrator whose decision shall be final and conclusive upon all persons.

13.14 No Guarantee of Employment. Nothing contained herein shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of the Participating Employer, or to interfere with the rights of any such employer to discharge any individual at any time, with or without cause, except as may be otherwise agreed to in writing or provided by applicable law.

     IN WITNESS WHEREOF, this Plan has been executed effective March 15, 2000.

                                                   GENTIVA HEALTH SERVICES, INC.

                                               By: _____________________________

                             FIRST AMENDMENT TO THE
                          GENTIVA HEALTH SERVICES, INC.
                     NONQUALIFIED DEFERRED COMPENSATION PLAN

     WHEREAS, Gentiva Health Services, Inc. (the "Company") maintains the Gentiva Health Services, Inc. Nonqualified Deferred Compensation Plan (the "Plan"); and

     WHEREAS, Section 10.3 provides that the Benefits Committee may amend the Plan from time to time, to the extent that the amendment does not result in increased costs to the Company; and

     WHEREAS, the Benefits Committee wishes to amend the Plan to provide participants with two additional choices with respect to the timing of the payment of their benefits under the Plan and to change the default rule with respect to when timing of payments of benefits begins;

     NOW THEREFORE, the following sections of the Plan are amended as follows, effective January 1, 2002:

                                      FIRST

     Section 7.1 is amended as follows:

     (a) Unforeseeable Emergency. Subject to section 7.1(d), Participants may receive an in-service withdrawal of pre-tax salary deferrals and vested profit sharing and matching contributions (and the earnings thereon) in the event of an Unforeseeable Emergency. The amount of any withdrawal due to an Unforeseeable Emergency is limited to the amount necessary to ameliorate the emergency, as determined by the Plan Administrator.

     (b) Immediate Distribution. Subject to 7.1(d), Participants may receive an in-service withdrawal of the total balance of their pre-tax salary deferrals and vested profit sharing and matching contributions (and earnings thereon) at any time the Participant so designates on an election form specified by the Plan Administrator; provided, however, that the Participant's total balance in the Plan will be reduced by 10% as a penalty for such early withdrawal. Such payments (and forfeiture of the penalty amount) shall be made as soon as practicable following the Plan Administrator's receipt of the appropriately completed distribution election form.

     (c) After-Tax Salary Deferrals. Subject to section 7.1(d), a Participant may withdraw any after-tax salary deferrals and the earnings thereon at any time.

     (d) Number of Withdrawals. Notwithstanding the foregoing provisions of this section 7.1, the Plan Administrator may restrict the number of withdrawals permitted in a Plan Year.

                                     SECOND

     Section 7.2(a)(2) is amended as follows:

          (2) Elective Distribution Date and Form of Payment. Participants who have not experienced a Termination of Employment may designate a specific date on which to receive (or begin receiving) distributions from their Plan Accounts. Such payment shall be made (or begin): (i) as soon as practicable following the Participant's Termination of Employment; (ii) in the first calendar year that begins after the calendar year in which the Termination of Employment occurs; or (iii) on the later of (a) the date the Participant attains age sixty-five
          (65) or (b) the date the Participant has a Termination of Employment. The Participant may also designate whether the payment shall be in the form of a single, lump sum payment or approximately equal annual installments, for a period up to ten (10) years. Subject to Section 7.2(a)(3) below, designations of elective distribution dates and methods of distribution may be changed so long as the Participant is employed by a Participating Employer. Furthermore, the designation of a distribution date and method of distribution made by Participants in the Prior Plan as of the Effective Date shall continue in force hereunder until changed by the Participant.

                                     THIRD

     Section 7.2(a)(3)(B) is amended as follows:

               (B) For Distributions Made On or After January 1, 2000. The designation of the time and form of payment shall only be valid if (i) the designation is filed with the Plan Administrator at least six (6) months before the distributions begin and no later than the last day of the Plan Year before the first Plan Year for which such designation is to apply; (ii) the designation is filed with the Plan Administrator during the first thirty (30) days that the Participant is eligible to participate in the Plan and the distribution commencement date begins not earlier than the first day of the calendar year following the date the designation is filed with the Plan Administrator; or (iii) the designation is filed with the Plan Administrator during the first thirty (30) days from the date this Plan is effective for eligible employees. If the Participant's designation does not satisfy the criteria described in this paragraph, then the Participant's previous designation shall be re-instated. If for any reason the Participant has not made a valid designation, then the Participant shall be deemed to have elected to receive a single lump sum payment in the first calendar year that begins after the calendar year in which the Termination of Employment with the Participating Employer occurs.

     IN WITNESS WHEREOF, the Benefits Committee hereby adopts this First Amendment to the Gentiva Nonqualified Deferred Compensation Plan, effective January 1, 2002.

                                             BENEFITS COMMITTEE

                                             -----------------------------------
                                             John Collura

                                             -----------------------------------
                                             Patty Ma

                                             -----------------------------------
                                             David Silver

                             SECOND AMENDMENT TO THE
                          GENTIVA HEALTH SERVICES, INC.
                    NONQUALIFIED RETIREMENT AND SAVINGS PLAN

     WHEREAS, Gentiva Health Services, Inc. (the "Company") maintains the Gentiva Health Services, Inc. Nonqualified Retirement and Savings Plan (the "Plan"); and

     WHEREAS, Section 10.3 provides that the Benefits Committee may amend the Plan from time to time, to the extent that the amendment does not result in increased costs to the Company; and

     WHEREAS, the Benefits Committee wishes to amend the Plan to provide participants who will terminate employment with the Company as a result of the sale of the Company's Specialty Pharmaceutical Services ("SPS") line of business with the opportunity to elect the form and timing of the distribution of their Plan benefits and to reinstate the Plan's original default rule with respect to when payment of benefits begins;

     NOW THEREFORE, the following sections of the Plan are amended as follows, effective January 1, 2002:

                                      FIRST

     Section 7.2(a)(2) is amended as follows:

          (2) Elective Distribution Date and Form of Payment. Participants who have not experienced a Termination of Employment may designate a specific date on which to receive (or begin receiving) distributions from their Plan Accounts. Such payment shall be made (or begin): (i) as soon as practicable following the Participant's Termination of Employment; (ii) in the first calendar year that begins after the calendar year in which the Termination of Employment occurs; or (iii) on the later of (a) the date the Participant attains age sixty-five
          (65) or (b) the date the Participant has a Termination of Employment. The Participant may also designate whether the payment shall be in the form of a single, lump sum payment or approximately equal annual installments, for a period up to ten (10) years.

          Subject to Section 7.2(a)(3) below, designations of elective distribution dates and methods of distribution may be changed so long as the Participant is employed by a Participating Employer. Furthermore, the designation of a distribution date and method of distribution made by Participants in the Prior Plan as of the Effective Date shall continue in force hereunder until changed by the Participant.

                                     SECOND

     Section 7.2(a)(3)(B) is amended as follows:

               (B) For Distributions Made On or After January 1, 2000. The designation of the time and form of payment shall only be valid if (i) the designation is filed with the Plan Administrator at least six (6) months before the distributions begin and no later than the last day of the Plan Year before the first Plan Year for which such designation is to apply; (ii) the designation is filed with the Plan Administrator during the first thirty (30) days that the Participant is eligible to participate in the Plan and the distribution commencement date begins not earlier than the first day of the calendar year following the date the designation is filed with the Plan Administrator; (iii) the designation is filed with the Plan Administrator during the first thirty (30) days from the date this Plan is effective for eligible employees; or (iv) the Participant will terminate employment with the Company as a result of the sale of the Company's Specialty Pharmaceutical Services ("SPS") line of business and the designation is filed with the Plan Administrator no later than the day before the closing date of the Company's sale of SPS. If the Participant's designation does not satisfy the criteria described in this paragraph, then the Participant's previous designation shall be re-instated. If for any reason the Participant has not made a valid designation, then the Participant shall be deemed to have elected to receive a single lump sum payment upon Termination of Employment with the Participating Employer.

     IN WITNESS WHEREOF, the Benefits Committee hereby adopts this Second Amendment to the Gentiva Nonqualified Retirement and Savings Plan, effective January 1, 2002.

                                             BENEFITS COMMITTEE

                                             -----------------------------------
                                             John Collura

                                             -----------------------------------
                                             Patty Ma

                                             -----------------------------------
                                             David Silver

                         REVISED THIRD AMENDMENT TO THE
                          GENTIVA HEALTH SERVICES, INC.
                    NONQUALIFIED RETIREMENT AND SAVINGS PLAN

     WHEREAS, Gentiva Health Services, Inc. (the "Company") maintains the Gentiva Health Services, Inc. Nonqualified Retirement and Savings Plan (the "Plan"); and

     WHEREAS, Section 10.3 provides that the Benefits Committee may amend the Plan from time to time, to the extent that the amendment does not result in increased costs to the Company; and

     WHEREAS, the Benefits Committee wishes to amend the Plan to provide a vesting schedule which parallels the matching contribution vesting schedules in the Gentiva Health Services Qualified Plans;

     NOW THEREFORE, the following section of the Plan is amended as follows:

                                      FIRST

     Section 6.2 is hereby amended as follows:

          (a) Matching and profit sharing contributions and earnings thereon are subject to the claims of the Company's or Participating Employer's creditors, as described in Section 11.6. Notwithstanding sections 6.2(b) and (c), Participants become fully vested in the value of matching and profit sharing contributions upon Disability or death while employed by a Participating Employer.

          (b) With respect to Participants who experience a termination of employment before January 1, 2002, the Participant's vested percentage accrued before January 1, 2002 is determined on the basis of Years of Service, as follows:

                  Years of Service                       Percentage Vested
                  ----------------                       -----------------

                  Fewer than 3 Years                           0%
                  3 Years but Fewer than 4 Years             33-1/3%
                  4 Years but Fewer than 5 Years             66-2/3%
                  5 Years or More                              100%

          (c) With respect to Participants who have not terminated employment before January 1, 2002, the Participant's entire vested percentage (regardless of whether it accrued before January 1, 2002) is determined on the basis of Years of Service, as follows:

                  Years of Service                 Percentage Vested
                  ----------------                 -----------------

                           1                                0%
                           2                               25%
                           3                               50%
                           4                               75%
                           5                              100%

                                     SECOND
                  The effective date of this Revised Third Amendment shall be January 1, 2002, unless provided otherwise herein.

         IN WITNESS WHEREOF, the Benefits Committee hereby adopts this Revised Third Amendment to the Gentiva Nonqualified Retirement and Savings Plan.

                                             BENEFITS COMMITTEE

                                             -----------------------------------
                                             John Collura

                                             -----------------------------------
                                             Patty Ma

                                             -----------------------------------
                                             David Silver

                             FOURTH AMENDMENT TO THE
                          GENTIVA HEALTH SERVICES, INC.
                    NONQUALIFIED RETIREMENT AND SAVINGS PLAN

     WHEREAS, Gentiva Health Services, Inc. (the "Company") maintains the Gentiva Health Services, Inc. Nonqualified Retirement and Savings Plan (the "Plan"); and

     WHEREAS, Section 10.3 provides that the Benefits Committee may amend the Plan from time to time, to the extent that the amendment does not result in increased costs to the Company; and

     WHEREAS, the Benefits Committee wishes to amend the Plan to clarify that eligible individuals may participate in the Plan immediately upon date of hire with respect to salary deferral contributions and may begin receiving matching contributions after completion of six months of service;

     NOW THEREFORE, the following section of the Plan is amended as follows:

                                      FIRST

     Section 3.1(b) is hereby amended as follows:

     (b) (1) Effective April 1, 2001, Highly Compensated Employees (i) who are age twenty-one (21) or older; (ii) who have completed one hour of service with a Participating Employer; (iii) who are employed by a Participating Employer on or after the Effective Date; (iv) who did not participate in the Prior Plans; and (v) who are designated by the Plan Administrator as eligible to participate in the Plan, shall become eligible to make salary deferral contributions under Section 4.1 as soon as administratively possible following date of hire; provided however, that such Highly Compensated Employees shall not be eligible to receive Matching Contributions under Section 4.2(a) until they have completed six (6) months of service with a Participating Employer.

          (2) Prior to April 1, 2001, Highly Compensated Employees

          (i) who are age twenty-one (21) or older; (ii) who have completed six
          (6) months of service with a Participating Employer; (iii) who are employed by a Participating Employer on or after the Effective Date;
          (iv) who did not participate in the Prior Plans; and (v) who are designated by the Plan Administrator as eligible to participate in the Plan, shall become Participants as of the first day of the first payroll period of the calendar month occurring on or after the date the Employee satisfies such eligibility requirements.

                                     SECOND
                  The effective date of this Fourth Amendment shall be April 1, 2001, unless provided otherwise herein.

         IN WITNESS WHEREOF, the Benefits Committee hereby adopts this Fourth Amendment to the Gentiva Nonqualified Retirement and Savings Plan.

                                          BENEFITS COMMITTEE

                                          --------------------------------------
                                          John Potapchuk

                                          --------------------------------------
                                          Doug Dahlgard

                                          --------------------------------------
                                          Kevin Marrazo

                                          --------------------------------------
                                          Nick Florio